Exhibit 99.1

VMware Reports Fiscal Year 2023 Third Quarter Results
Total Revenue of $3.21 billion
Subscription and SaaS Revenue of $988 million, an increase of 20% year-over-year

PALO ALTO, Calif., November 22, 2022 — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the third quarter of fiscal year 2023:

Quarterly Review

•Revenue for the third quarter was $3.21 billion, an increase of 1% from the third quarter of fiscal 2022.

•The combination of subscription and SaaS and license revenue was $1.61 billion for the third quarter, an increase of 5% from the third quarter of fiscal 2022.

•Subscription and SaaS constituted 31% of our total revenue for the quarter.

•Subscription and SaaS revenue for the third quarter was $988 million, an increase of 20% year-over-year.

•Subscription and SaaS ARR for the third quarter was $4.10 billion, an increase of 24% year-over-year.

•GAAP net income for the third quarter was $231 million, or $0.54 per diluted share, down 43% per diluted share compared to $398 million, or $0.94 per diluted share, for the third quarter of fiscal 2022. Non-GAAP net income for the third quarter was $626 million, or $1.47 per diluted share, down 15% per diluted share compared to $725 million, or $1.72 per diluted share, for the third quarter of fiscal 2022.1

•GAAP operating income for the third quarter was $390 million, a decrease of 25% from the third quarter of fiscal 2022. Non-GAAP operating income for the third quarter was $857 million, a decrease of 8% from the third quarter of fiscal 2022.

•Operating cash flow for the third quarter was $1.26 billion. Free cash flow for the third quarter was $1.16 billion.

•RPO for the third quarter totaled $11.90 billion, up 7% year-over-year.

“Q3 results met our expectations. This past quarter we demonstrated that our innovation engine is flourishing, as we unveiled many new offerings across our portfolio, including VMware vSphere 8, VMware vSAN 8 and VMware Aria,” said Raghu Raghuram, CEO, VMware. “We remain committed to and engaged in helping customers transform their businesses and unlock the full potential of multi-cloud.”

“Our Q3 subscription and SaaS ARR growth of 24% reflects increased adoption of our multi-cloud product portfolio and recently introduced customer programs,” said Zane Rowe, executive vice president and CFO, VMware. “By continuing to meet the evolving needs of our customers, we increased our mix of subscription and SaaS revenue to 31% of our total revenue this quarter.”

Business Highlights & Strategic Announcements

•At VMware Explore U.S. 2022, the company announced new and enhanced portfolio offerings, Cross-Cloud services and expanded partnerships to deliver a faster and smarter path to cloud for digital businesses. New technology offerings included:
◦VMware vSphere 8, which introduces a new era of computing by supporting DPUs (Data Processing Units) alongside CPUs and GPUs—making the future of modern infrastructure accessible to all enterprises.
◦VMware vSAN 8 for breakthrough performance and hyper-efficiency.

◦VMware Aria, a new multi-cloud management portfolio, which provides a set of end-to-end solutions for managing cloud native applications and infrastructure.
◦VMware Cloud Foundation+, introducing a cloud-connected architecture for managing and operating full stack HCI in data centers.
◦Project Northstar, a preview of a major advancement of the VMware NSX platform, for multi-cloud networking, security and end-to-end visibility.
◦VMware Tanzu for Kubernetes Operations, which includes VMware Tanzu Mission Control, VMware Aria Operations for Apps and VMware Tanzu Kubernetes Grid will simplify Kubernetes delivery, management and reliability.
◦The extension of Workspace ONE Freestyle Orchestrator to mobile devices and third-party apps, for multi-platform automation and orchestration.
•VMware recently announced an expansion of our partnership with IBM to help clients in regulated industries more easily move workloads to the cloud, with IBM Consulting now serving as a GSI partner for VMware.
•VMware extended its ongoing collaboration with Microsoft to help customers with an Azure-first strategy to modernize enterprise VMware vSphere workloads quickly and cost-effectively in Microsoft Azure.
•VMware and AWS announced new capabilities in the jointly engineered VMware Cloud on AWS service and broad availability of VMware Cross-Cloud services on AWS Marketplace to help customers accelerate moving VMware workloads to modern and more secure infrastructure in AWS to support enterprise cloud transformation.
•VMware introduced VMware Carbon Black Workload for AWS, which delivers advanced protection purpose-built for securing both traditional and modern workloads.
•VMware received industry analyst recognition:
◦VMware was positioned by Gartner, Inc. as a Leader in the 2022 Gartner Magic Quadrant for SD-WAN.2 Previously known as the Gartner Magic Quadrant for WAN Edge Infrastructure, this year’s report marks the fifth consecutive year that Gartner has recognized VMware as a Leader in SD-WAN.
◦VMware was positioned by Gartner, Inc. as a Leader in the 2022 Magic Quadrant for Unified Endpoint Management (UEM) Tools.3 This is the fifth consecutive year VMware has been named. We believe Gartner recognized VMware as a Leader in this Magic Quadrant because of our Workspace One product.
◦Analyst firm IDC ranked VMware No. 1 in the worldwide IT automation and configuration management (ITACM)4 software market for 2021. This year’s report marks the fifth consecutive year that customers have helped VMware top the list in Worldwide IT Automation and Configuration.

1 Our annual estimated tax rate is based upon, among other things, current tax law regarding the impacts of Internal Revenue Code Section 174 (“Section 174”) research and development expense capitalization, which became effective beginning VMware’s fiscal 2023. Although the U.S. Congress continues to consider various legislative options that would defer the amortization requirement to later years, the financial results for the nine months ended October 28, 2022 reflect the impact of the tax law in effect as of October 28, 2022. The provided estimated tax adjustment range, in the table accompanying this release, reflects the non-GAAP adjustment we would expect should the capitalization provisions of Section 174 be deferred or repealed with effect for fiscal 2023.

2 Gartner, Magic Quadrant for SD-WAN, By Jonathan Forest, Naresh Singh, Andrew Lerner, Karen Brown, 12 September 2022. Gartner does not endorse any vendor, product, or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. Gartner and Magic Quadrant are registered trademarks of Gartner, Inc. and/or its affiliates in the U.S. and internationally and are used herein with permission. All rights reserved. This document was renamed from Magic Quadrant of WAN Edge Infrastructure to Magic Quadrant for SD-WAN in 2022.

3 Gartner Magic Quadrant for Unified Endpoint Management Tools, Tom Cipolla, Dan Wilson, Chris Silva, Craig Fisler, August 1, 2022.

4 The IDC report, “Worldwide IT Automation and Configuration Management Software Market Shares, 2021: Economic Recovery Drives Growth,” (doc #US49218922, June 2022) analyzed revenue and growth rate for the total market in calendar 2021, as well as revenues, shares and growth rates of select leading vendors.

# # #

About VMware

VMware is a leading provider of multi-cloud services for all apps, enabling digital innovation with enterprise control. As a trusted foundation to accelerate innovation, VMware software gives businesses the flexibility and choice they need to build the future. Headquartered in Palo Alto, California, VMware is committed to building a better future through the company’s 2030 Agenda. For more information, please visit vmware.com/company.

Definitive Agreement to be Acquired by Broadcom
VMware has entered into a definitive agreement to be acquired by Broadcom Inc. (“Broadcom”). The transaction, which is expected to be completed in Broadcom's fiscal year 2023, is subject to the receipt of regulatory approvals and other customary closing conditions. Please refer to the May 26, 2022 announcement entitled, “Broadcom to Acquire VMware for Approximately $61 Billion in Cash and Stock,” available on news.vmware.com.

Additional Information
VMware’s website is located at vmware.com, and its investor relations website is located at ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; ESG (environmental, social and governance) information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, vSphere, VMware vSAN, VMware Aria, Explore, NSX, Tanzu, Workspace ONE, and Carbon Black are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Annual Recurring Revenue (“ARR”)
ARR is an operating measure VMware uses to assess the strength of the Company’s subscription and SaaS offerings. ARR is a performance metric and should be viewed independently of, and not as a substitute for or combined with, revenue and unearned revenue. ARR represents the annualized value of VMware’s committed customer subscription and SaaS contracts as of the end of the reporting period, assuming any contract that expires during the next 12 months is renewed on its existing terms and any applicable termination for convenience clauses are not exercised, except that, for consumption-based subscription and SaaS offerings, ARR represents the annualized quarterly revenue based on revenue recognized for the current reporting period.

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the expected benefits to customers, partners and stockholders of VMware’s strategy and offerings, as well as the proposed acquisition of VMware by Broadcom and related timing of its consummation. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the satisfaction of the conditions precedent to consummation of the proposed acquisition, and the ability to consummate the proposed acquisition, on a timely basis or at all; (2) business disruption following the announcement of the proposed transaction, including disruption of current plans and operations; (3) the effects of the proposed acquisition, the spin-off of VMware from Dell and changes in VMware’s and Dell’s commercial relationships and go-to-market strategy on VMware’s ability to (a) enter into, maintain and extend strategically effective partnerships, collaborations and alliances, (b) maintain and establish new relationships with customers, partners and suppliers, and (c) maintain operating results and VMware’s business generally; (4) difficulties in retaining and hiring key personnel and employees, including due to the proposed acquisition; (5) the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed acquisition and realize synergies; (6) the impact of the COVID-19 pandemic on VMware’s operations, financial condition, customers, the business environment and global and regional economies; (7) the ability of VMware to adapt its offerings, business operations and go-to-market activities to changes in how customers consume information technology resources, such as through subscription and SaaS offerings; (8) changes to VMware’s and Dell’s respective financial conditions and strategic directions, including potential effects of the proposed acquisition of VMware by Broadcom, that could adversely impact the VMware-Dell commercial relationship and collaborations; (9) the continued risk of on-going and new litigation and regulatory actions, including the outcome of any legal proceedings related to the proposed acquisition; (10) adverse changes in general economic or market conditions; (11) delays or reductions in consumer, government and information technology spending, including due to the announced acquisition; (12) competitive factors, such as pricing pressures, industry consolidation, entry of new competitors into the industries in which VMware competes, as well as new product and marketing initiatives by VMware’s competitors; (13) rapid technological changes in the virtualization software, cloud, end user, edge security and mobile computing and telecom industries; (14) the uncertainty of VMware’s customers’ acceptance of and ability to transition to emerging technologies and new offerings and computing strategies in the industries in which VMware competes; (15) VMware’s ability to protect its proprietary technology; (16) changes to product and services development timelines; (17) risks associated with cyber-attacks, information security and data privacy; (18) disruptions resulting from key management changes; (19) risks associated with international sales, such as fluctuating currency exchange rates and increased trade barriers; (20) changes in VMware’s financial condition; and (21) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:
Julie Gonzalez
VMware Investor Relations
ir@vmware.com
Doreen Ruyak
VMware Global PR
druyak@vmware.com
202-744-9767

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2022	2021	2022	2021
Revenue:
License	$621	$710	$1,990	$2,093
Subscription and SaaS	988	820	2,830	2,336
Services	1,602	1,658	4,815	4,891
Total revenue	3,211	3,188	9,635	9,320
Operating expenses(1):
Cost of license revenue	39	37	113	111
Cost of subscription and SaaS revenue	196	175	583	502
Cost of services revenue	384	362	1,128	1,051
Research and development	832	768	2,409	2,251
Sales and marketing	1,081	1,011	3,216	2,993
General and administrative	289	316	815	808
Realignment	—	—	7	1
Operating income	390	519	1,364	1,603
Investment income	20	—	28	1
Interest expense	(77)	(74)	(222)	(173)
Other income (expense), net	(14)	12	(44)	(7)
Income before income tax	319	457	1,126	1,424
Income tax provision	88	59	306	190
Net income	$231	$398	$820	$1,234
Net income per weighted-average share, basic	$0.55	$0.95	$1.94	$2.94
Net income per weighted-average share, diluted	$0.54	$0.94	$1.93	$2.92
Weighted-average shares, basic	423,993	419,456	422,194	419,309
Weighted-average shares, diluted	426,328	421,763	424,490	422,201
__________
(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of subscription and SaaS revenue	7	5	18	16
Cost of services revenue	31	21	79	70
Research and development	163	125	441	402
Sales and marketing	104	74	278	227
General and administrative	43	33	124	97

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	October 28,	January 28,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$3,972	$3,614
Short-term investments	—	19
Accounts receivable, net of allowance of $10 and $10	1,909	2,297
Due from related parties	821	1,438
Other current assets	616	598
Total current assets	7,318	7,966
Property and equipment, net	1,597	1,461
Deferred tax assets	6,090	5,906
Intangible assets, net	526	714
Goodwill	9,598	9,598
Due from related parties	189	199
Other assets	2,808	2,832
Total assets	$28,126	$28,676
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$297	$234
Accrued expenses and other	2,566	2,806
Current portion of long-term debt	1,000	—
Unearned revenue	6,339	6,479
Due to related parties	201	132
Total current liabilities	10,403	9,651
Long-term debt	9,686	12,671
Unearned revenue	4,878	4,743
Income tax payable	260	242
Operating lease liabilities	849	927
Due to related parties	804	909
Other liabilities	440	409
Total liabilities	27,320	29,552
Contingencies
Stockholders’ equity (deficit):
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 424,613 and 418,808 shares	4	4
Additional paid-in capital	870	—
Accumulated other comprehensive loss	(13)	(5)
Accumulated deficit	(55)	(875)
Total stockholders’ equity (deficit)	806	(876)
Total liabilities and stockholders’ equity (deficit)	$28,126	$28,676

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2022	2021	2022	2021
Operating activities:
Net income	$231	$398	$820	$1,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	316	281	906	825
Stock-based compensation	348	258	941	813
Deferred income taxes, net	(101)	(61)	(181)	(92)
(Gain) loss on equity securities and disposition of assets, net	1	(9)	(11)	29
Other	3	3	6	6
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	162	41	384	247
Other current assets and other assets	(92)	(77)	(512)	(467)
Due from related parties	446	255	627	777
Accounts payable	79	17	48	87
Accrued expenses and other liabilities	(208)	37	(527)	(181)
Income taxes payable	94	53	208	24
Unearned revenue	(15)	(106)	(6)	(82)
Due to related parties	1	—	(36)	—
Net cash provided by operating activities	1,265	1,090	2,667	3,220
Investing activities:
Additions to property and equipment	(108)	(106)	(327)	(263)
Sales of investments in equity securities	—	34	20	68
Purchases of strategic investments	(3)	(1)	(11)	(7)
Proceeds from disposition of assets	—	4	91	5
Business combinations, net of cash acquired, and purchases of intangible assets	—	—	(4)	(15)
Net cash used in investing activities	(111)	(69)	(231)	(212)
Financing activities:
Proceeds from issuance of common stock	124	128	248	267
Proceeds from issuance of senior notes, net of issuance costs	—	5,944	—	5,944
Repayment of term loan	(500)	—	(2,000)	—
Repayment of note payable to Dell	—	(270)	—	(270)
Repurchase of common stock	—	(143)	(89)	(872)
Shares repurchased for tax withholdings on vesting of restricted stock	(48)	(48)	(253)	(291)
Principal payments on finance lease obligations	(1)	(1)	(4)	(3)
Net cash provided by (used in) financing activities	(425)	5,610	(2,098)	4,775
Net increase in cash, cash equivalents and restricted cash	729	6,631	338	7,783
Cash, cash equivalents and restricted cash at beginning of the period	3,272	5,922	3,663	4,770
Cash, cash equivalents and restricted cash at end of the period	$4,001	$12,553	$4,001	$12,553
Supplemental disclosures of cash flow information:
Cash paid for interest	$86	$49	$226	$146
Cash paid for taxes, net	94	73	278	276
Non-cash items:
Changes in capital additions, accrued but not paid	$14	$(2)	$23	$9

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	October 28,	October 29,
	2022	2021
Total revenue, as reported	$3,211	$3,188
Sequential change in unearned revenue(1)	(14)	(105)
Total revenue plus sequential change in unearned revenue	$3,197	$3,083
Change (%) over prior year, as reported	4%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	October 28,	October 29,
	2022	2021
Total license and subscription and SaaS revenue, as reported	$1,609	$1,530
Sequential change in unearned license and subscription and SaaS revenue(2)	253	27
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$1,862	$1,557
Change (%) over prior year, as reported	20%
__________
(1) Consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

(2) Consists of the change in unearned license and subscription and SaaS revenue from the preceding quarter.

REMAINING PERFORMANCE OBLIGATIONS
(in millions)
(unaudited)

Growth in Remaining Performance Obligations

	October 28,	October 29,
	2022	2021
Remaining performance obligations(3)	$11,902	$11,123
Change (%) over prior year	7%

Remaining performance obligations, current(4)	$6,660	$6,232
Change (%) over prior year	7%
__________
(3) Remaining performance obligations represent the aggregate amount of the transaction price in contracts allocated to performance obligations not delivered, or partially undelivered, as of the end of the reporting period. Remaining performance obligations include unearned revenue, multi-year contracts with future installment payments and certain unfulfilled orders against accepted customer contracts at the end of any given period.

(4) Current remaining performance obligations represent the amount expected to be recognized as revenue over the next twelve months.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	October 28,	July 29,	April 29,	January 28,	October 29,	July 30,
	2022	2022	2022	2022	2021	2021
Unearned revenue as reported:
License	$28	$20	$20	$19	$17	$20
Subscription and SaaS	3,197	2,952	2,671	2,669	2,238	2,208
Services
Software maintenance	6,636	6,903	6,877	7,208	6,773	6,916
Professional services	1,356	1,356	1,298	1,326	1,205	1,194
Total unearned revenue	$11,217	$11,231	$10,866	$11,222	$10,233	$10,338

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended October 28, 2022
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$39	—	—	(9)	—	—	$29
Cost of subscription and SaaS revenue	$196	(7)	—	(36)	—	—	$153
Cost of services revenue	$384	(31)	—	—	(8)	—	$345
Research and development	$832	(163)	—	(2)	—	—	$666
Sales and marketing	$1,081	(104)	(1)	(15)	(7)	—	$956
General and administrative	$289	(43)	—	—	(41)	—	$205
Operating income	$390	348	1	62	56	—	$857
Operating margin(2)	12.1%	10.8%	—%	1.9%	1.7%	—	26.7%
Other income (expense), net(3)	$(14)	—	—	—	1	—	$(13)
Income before income tax	$319	348	1	62	57	—	$787
Income tax provision	$88					73	$161
Tax rate(2)	27.6%						20.5%
Net income	$231	348	1	62	57	(73)	$626
Net income per weighted-average share, diluted(2)(4)	$0.54	$0.82	$—	$0.15	$0.13	$(0.17)	$1.47
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 426,328 diluted weighted-average shares of common stock.

VMware, Inc.

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP DATA
IMPACT OF INTERNAL REVENUE CODE SECTION 174
For the Three Months Ended October 28, 2022
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Tax Adjustment (1)	Non-GAAP As Adjusted	Estimated Tax Adjustment Excluding Section 174 Impact (2)			Non-GAAP As Adjusted Excluding Section 174 Impact (3)
Income before income tax	$319		$787				$		787
Income tax provision	$88	$73	$161	$(31)	-	(39)	$130	-	122
Tax rate (4)	27.6%		20.5%				16.5	-	15.5%
Net income	$231		$626				$657	-	665
Net income per weighted-average share, diluted (4)(5)	$0.54		$1.47				$1.54	-	1.56
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Our annual estimated tax rate is based upon, among other things, current tax law regarding the impacts of Internal Revenue Code Section 174 (“Section 174”) research and development expense capitalization, which became effective beginning in VMware’s fiscal 2023. Although the U.S. Congress is considering various legislative options that would defer the capitalization requirement to later years and such possible deferral was considered in our full year guidance provided on February 28, 2022, the financial results for the three months ended October 28, 2022 reflect the impact of the tax law in effect as of October 28, 2022. The provided estimated tax adjustment range reflects the non-GAAP adjustment we would expect should the capitalization provisions of Section 174 be deferred or repealed with effect for fiscal 2023.

(3) Represents the estimated non-GAAP results excluding the impact of Section 174 capitalization under the tax law in effect as of October 28, 2022.
(4) Totals may not sum, due to rounding. Tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(5) Calculated based upon 426,328 diluted weighted-average shares of common stock.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended October 29, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$37	—	—	(10)	—	—	$27
Cost of subscription and SaaS revenue	$175	(5)	—	(43)	—	—	$127
Cost of services revenue	$362	(21)	—	—	—	—	$341
Research and development	$768	(125)	—	(2)	—	—	$641
Sales and marketing	$1,011	(74)	(1)	(20)	—	—	$915
General and administrative	$316	(33)	—	—	(82)	—	$202
Operating income	$519	258	1	75	82	—	$935
Operating margin(2)	16.3%	8.1%	—%	2.4%	2.6%	—	29.3%
Other income (expense), net(3)	$12	—	—	—	(10)	—	$2
Income before income tax	$457	258	1	75	72	—	$863
Income tax provision	$59					79	$138
Tax rate(2)	12.9%						16.0%
Net income	$398	258	1	75	72	(79)	$725
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$0.94	$0.61	$—	$0.18	$0.17	$(0.19)	$1.72
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 421,763 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Nine Months Ended October 28, 2022
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$113	(1)	—	(28)	—	—	—	$83
Cost of subscription and SaaS revenue	$583	(18)	—	(109)	—	—	—	$456
Cost of services revenue	$1,128	(79)	(1)	—	—	(8)	—	$1,040
Research and development	$2,409	(441)	(1)	(7)	—	—	—	$1,959
Sales and marketing	$3,216	(278)	(4)	(48)	—	(7)	—	$2,881
General and administrative	$815	(124)	(1)	—	—	(69)	—	$622
Realignment	$7	—	—	—	(7)	—	—	$—
Operating income	$1,364	941	7	192	7	84	—	$2,594
Operating margin(2)	14.2%	9.8%	0.1%	2.0%	0.1%	0.9%	—	26.9%
Other income (expense), net(3)	$(44)	—	—	—	—	(10)	—	$(54)
Income before income tax	$1,126	941	7	192	7	74	—	$2,346
Income tax provision	$306						175	$481
Tax rate(2)	27.2%							20.5%
Net income	$820	941	7	192	7	74	(175)	$1,865
Net income per weighted-average share, diluted(2)(4)	$1.93	$2.22	$0.02	$0.45	$0.02	$0.17	$(0.41)	$4.39
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 424,490 diluted weighted-average shares of common stock.

VMware, Inc.

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP DATA
IMPACT OF INTERNAL REVENUE CODE SECTION 174
For the Nine Months Ended October 28, 2022
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Tax Adjustment (1)	Non-GAAP As Adjusted	Estimated Tax Adjustment Excluding Section 174 Impact (2)			Non-GAAP As Adjusted Excluding Section 174 Impact (3)
Income before income tax	$1,126		$2,346				$		2,346
Income tax provision	$306	$175	$481	$(94)	-	(117)	$387	-	364
Tax rate (4)	27.2%		20.5%				16.5	-	15.5%
Net income	$820		$1,865				$1,959	-	1,982
Net income per weighted-average share, diluted (4)(5)	$1.93		$4.39				$4.61	-	4.67
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Our annual estimated tax rate is based upon, among other things, current tax law regarding the impacts of Internal Revenue Code Section 174 (“Section 174”) research and development expense capitalization, which became effective beginning in VMware’s fiscal 2023. Although the U.S. Congress is considering various legislative options that would defer the capitalization requirement to later years and such possible deferral was considered in our full year guidance provided on February 28, 2022, the financial results for the nine months ended October 28, 2022 reflect the impact of the tax law in effect as of October 28, 2022. The provided estimated tax adjustment range reflects the non-GAAP adjustment we would expect should the capitalization provisions of Section 174 be deferred or repealed with effect for fiscal 2023.

(3) Represents the estimated non-GAAP results excluding the impact of Section 174 capitalization under the tax law in effect as of October 28, 2022.
(4) Totals may not sum, due to rounding. Tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(5) Calculated based upon 424,490 diluted weighted-average shares of common stock.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Nine Months Ended October 29, 2021
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$111	(1)	—	(30)	—	—	—	$80
Cost of subscription and SaaS revenue	$502	(16)	—	(128)	—	—	—	$358
Cost of services revenue	$1,051	(70)	(1)	—	—	—	—	$979
Research and development	$2,251	(402)	(1)	(5)	—	—	—	$1,842
Sales and marketing	$2,993	(227)	(5)	(66)	—	—	—	$2,696
General and administrative	$808	(97)	(1)	—	—	(126)	—	$584
Realignment	$1	—	—	—	(1)	—	—	$—
Operating income	$1,603	813	8	229	1	126	—	$2,781
Operating margin(2)	17.2%	8.7%	0.1%	2.5%	—%	1.4%	—	29.8%
Other income (expense), net(3)	$(7)	—	—	—	—	28	—	$20
Income before income tax	$1,424	813	8	229	1	154	—	$2,629
Income tax provision	$190						231	$421
Tax rate(2)	13.3%							16.0%
Net income	$1,234	813	8	229	1	154	(231)	$2,208
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$2.92	$1.93	$0.02	$0.54	$—	$0.36	$(0.55)	$5.23
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 422,201 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2022	2021	2022	2021
Revenue:
License	$621	$710	$1,990	$2,093
Subscription and SaaS	988	820	2,830	2,336
Total license and subscription and SaaS	1,609	1,530	4,820	4,429
Services:
Software maintenance	1,298	1,354	3,907	4,011
Professional services	304	304	908	880
Total services	1,602	1,658	4,815	4,891
Total revenue	$3,211	$3,188	$9,635	$9,320
Percentage of revenue:
License	19.3%	22.3%	20.6%	22.5%
Subscription and SaaS	30.8%	25.7%	29.4%	25.0%
Total license and subscription and SaaS	50.1%	48.0%	50.0%	47.5%
Services:
Software maintenance	40.4%	42.5%	40.5%	43.0%
Professional services	9.5%	9.5%	9.5%	9.5%
Total services	49.9%	52.0%	50.0%	52.5%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2022	2021	2022	2021
Revenue:
United States	$1,614	$1,582	$4,780	$4,587
International	1,597	1,606	4,855	4,733
Total revenue	$3,211	$3,188	$9,635	$9,320
Percentage of revenue:
United States	50.3%	49.6%	49.6%	49.2%
International	49.7%	50.4%	50.4%	50.8%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 29,	October 28,	October 29,
	2022	2021	2022	2021
GAAP cash flows from operating activities	$1,265	$1,090	$2,667	$3,220
Capital expenditures	(108)	(106)	(327)	(263)
Free cash flows	$1,157	$984	$2,340	$2,957

VMware, Inc.
About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP income tax provision as adjusted for the impact of Internal Revenue Code Section 174 (“Section 174”) and non-GAAP revenue as adjusted for the impact of the suspension of our business operations in Russia and foreign currency. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Other than free cash flow, non-GAAP income tax provision as adjusted for the impact of Section 174 and non-GAAP revenue as adjusted for the impact of the suspension of our business operations in Russia and foreign currency, these non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:
–Direct costs of acquisitions and dispositions, such as transaction and advisory fees.
–Costs associated with integrating acquired businesses.

VMware, Inc.
–Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.
–Gains or losses on investments in equity securities, whether realized or unrealized.
–Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.
–Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”
–Certain costs incurred related to VMware's spin-off from its former parent company, Dell Technologies Inc., completed on November 1, 2021, such as legal and advisory fees.
–Certain costs incurred related to VMware's pending acquisition by Broadcom Inc. ("Broadcom"), such as legal and advisory fees incurred to effect the acquisition and retention compensation incurred to preserve our business organization through the consummation of the merger. The acquisition is expected to occur in Broadcom's fiscal year 2023 and is subject to the receipt of regulatory approvals and other customary closing conditions.

•Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

VMware’s management also believes that the non-GAAP income tax provision as adjusted for the impact of Section 174 research and development expense capitalization, which became effective beginning with VMware’s fiscal 2023, is meaningful to investors, given that the U.S. Congress is considering various legislative options that would defer the capitalization requirement to later years, possibly with effect for fiscal 2023.

Further, VMware’s management believes that the non-GAAP revenue as adjusted for the impact of the suspension of our business operations in Russia and foreign currency is meaningful to investors due to the unexpected impacts of Russia’s invasion of Ukraine on VMware’s business operations in the quarter as well as changes in foreign currency exchange rates versus our expectations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.